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WSFS    FINANCIAL            |   838 Market Street, Wilmington, Delaware 19801
        CORORATION           |
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                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE
                                                        Contact:   Stephen Fowle

April 27, 2006                                                    (302) 571-6833



           WSFS FINANCIAL CORPORATION RAISES QUARTERLY DIVIDEND BY 14%

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported that the Board of Directors has declared a quarterly cash dividend of $.08 per share. This dividend represents an increase of $0.01, or 14% over the previous quarterly dividend. This dividend is to be paid on June 2, 2006, to shareholders of record as of May 12, 2006.

         WSFS Financial Corporation is a $3.0 billion financial services company. At March 31, 2006, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 25 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.

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